Exhibit 99.3

LETTER OF TRANSMITTAL

REGARDING

LIMITED PARTNERSHIP INTERESTS IN THE ENDOWMENT MASTER FUND, L.P. AND

TENDERED PURSUANT TO THE OFFER TO PURCHASE

DATED FEBRUARY 20, 2014 OF SUCH FUND

THE OFFER WILL EXPIRE ON MARCH 19, 2014

AND THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY

ENDOWMENT ADVISERS, L.P., EITHER BY MAIL OR BY FAX, BY MIDNIGHT,

NEW YORK CITY TIME, ON MARCH 19, 2014, (THE “EXPIRATION DATE”) UNLESS THE

OFFER IS EXTENDED.

IF YOU WISH TO PARTICIPATE IN THE OFFER TO PURCHASE, COMPLETE THE TENDER OFFER FORM (THE “TENDER OFFER FORM”) AND SUBMIT THE FORM TO ENDOWMENT ADVISERS, L.P.

Ladies and Gentlemen:

The undersigned hereby tenders to The Endowment Master Fund, L.P., a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Endowment Fund”), the limited partnership interest (or portion thereof) in the Endowment Fund held by the undersigned and specified on the Tender Offer Form (the “Interest”), on the terms and conditions set forth in the Endowment Fund’s offer to purchase, dated February 20, 2014 (the “Endowment Fund Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the “Endowment Offer”).

THE OFFER IS SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE ENDOWMENT FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

As specified in the Tender Offer Form, the undersigned hereby sells to the Endowment Fund the Interest tendered hereby pursuant to the Offers.

The undersigned hereby warrants that the undersigned has full authority to sell, as applicable, the Interest and tendered hereby (as set forth in the Tender Offer Form) and that the Endowment Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by the Endowment Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the applicable Offer to Purchase, the Fund may not purchase any of the Interest tendered.

Payment of the purchase price for the Interest tendered by the undersigned shall be made entirely in-kind in the form of Shares, as described in Section 6 of the Endowment Fund Offer to Purchase.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and the obligations of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

TENDER OFFER FORM

Date this Tender Offer Form is submitted:             , 2014

TENDER OFFER EXPIRATION DATE: 12 Midnight New York City Time, March 19, 2014

THIS TENDER OFFER FORM IS PART OF THE OFFER TO PURCHASE OF THE ENDOWMENT MASTER FUND, L.P. (THE “ENDOWMENT FUND”) AND MUST BE READ IN CONJUNCTION WITH THE OFFER TO PURCHASE.

ALL PARTS OF THIS TENDER OFFER FORM MUST BE COMPLETED IN ORDER FOR THIS FORM TO BE PROCESSED

PLEASE INFORM THE FINANCIAL INTERMEDIARY WHO SERVICES YOUR INVESTMENT IN THE ENDOWMENT FUND THAT YOU WISH TO SUBMIT A TENDER, AS SUCH FINANCIAL INTERMEDIARY MAY HAVE SPECIFIC INSTRUCTIONS THAT NEED TO BE FOLLOWED. ALLOW FOR ADDITIONAL PROCESSING TIME BY YOUR FINANCIAL INTERMEDIARY IF NECESSARY AS THIS TENDER OFFER FORM MUST ULTIMATELY BE RECEIVED BY THE APPLICABLE FUND(S) PRIOR TO THE TENDER OFFER EXPIRATION DATE, MIDNIGHT, NEW YORK CITY TIME, ON MARCH 19, 2014. IF YOUR FINANCIAL INTERMEDIARY INSTRUCTS YOU TO SEND THIS TENDER OFFER FORM DIRECTLY TO THE APPLICABLE FUND, PLEASE FAX OR MAIL TO:

Regular Mail	Overnight Mail	Fax
THE ENDOWMENT FUND	THE ENDOWMENT FUND	(866) 624-0077
PO BOX 182663	Attn: Salient Operations	FOR ADDITIONAL INFORMATION:
Columbus, OH 43218-2663	3435 Stelzer Road, Suite 1000	Phone: (800) 725-9456
Columbus, OH 43219

PART 1 – NAME (AS IT APPEARS ON YOUR ENDOWMENT FUND STATEMENT) AND CONTACT INFORMATION

Endowment Fund Feeder Name:

Endowment Fund Account #:

Account Name/Registration:

Address:

City, State, Zip:

Telephone Number:

Email Address:

Financial Intermediary Firm Name:

Financial Intermediary Account #:

Financial Advisor Name:

Financial Advisor Telephone #:

☐ Please check here if you are an employee, officer or director of Salient Partners, L.P. or of one of their respective affiliated entities. (Pre-clearance Form from compliance must be turned in with this Tender Offer Form.)

PART 2 – REQUESTED TENDER PARTICIPATION: Please complete the below. Capitalized terms used in this Part 2 shall have the meanings given to them in the attached Letter of Transmittal:

☐ The undersigned wishes to participate in the Endowment Offer and elects to tender the following amount of the undersigned’s Interest in the Endowment Fund.

☐ Full Repurchase

☐ One-time partial repurchase $

PART 3 – PAYMENT OPTIONS

Payment for tendered Interests will be paid entirely in-kind in the form of shares of limited partnership interests in PMF Fund, L.P., PMF TEI Fund, L.P. or PMF International Fund, Ltd. Tendering investors will not receive a cash payment.

PART 4 – SIGNATURE(S)

The undersigned subscriber acknowledges that this request is subject to all the terms and conditions set forth in the Fund’s registration statement and all capitalized terms used herein have the meaning as defined in the registration statement. This request is irrevocable except as set forth in the Offer. The undersigned represents that the undersigned is the beneficial owner of the Interests in the Fund to which this repurchase request relates, or that the person signing this request is an authorized representative of the tendering shareholder.

In the case of joint accounts, each joint holder must sign this Tender Offer Form. Tender Offer Forms submitted on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable) Date

Signature	Print Name of Authorized Signatory (and Title if applicable) Date

For Fidelity/NFS investors and for investors who elect to receive proceeds by wire transfer other than to Account on Record only, Medallion Signature Guarantee must be provided here (ORIGINAL DOCUMENT MUST BE SUBMITTED BY MAIL):

Medallion Signature Guarant